EXHIBIT 10.1

WASHINGTON TRUST BANCORP, INC.
2003 STOCK INCENTIVE PLAN
NONQUALIFIED STOCK OPTION CERTIFICATE
TO: [NAME]

THIS OPTION is made as of the Grant Date by WASHINGTON TRUST BANCORP, INC. (the "Corporation") to [NAME] (the "Optionee").
Pursuant to the Plan and the Statement of Terms and Conditions attached hereto and incorporated herein by reference (the "Statement"), the Corporation hereby awards as of the Grant Date to the Optionee a stock option (the "Option"), as described below, to purchase the Option Shares.

A.	Grant Date: [Date]

B.	Type of Option: Non-Qualified Stock Option

C.	Plan: Washington Trust Bancorp, Inc. 2003 Stock Incentive Plan (the “Plan”)

D.	Option Shares: [insert number] shares of the Corporation’s common stock, U.S. $0.0625 par value per share ("Stock").

E.	Option Exercise Price: [$] per share of Stock

F.	Latest Expiration Date: [insert date] (the "Expiration Date"), subject to earlier termination as provided in the attached Statement and in the Plan.

G.	Exercisability Schedule: Subject to the Statement, so long as the Optionee remains an employee of the Corporation or a Subsidiary, the Option shall become vested and exercisable as follows:

Number of Option Shares Exercisable	Vesting and Exercisable Dates for Such Shares

Acceptance of this Option requires no action on the part of the Optionee. However, if the Optionee desires to refuse the Option, he must notify the Corporation at the address listed in the attached Statement. This Option is not intended to be an Incentive Stock Option, as that term is described in Section 422 of the Internal Revenue Code of 1986, as amended.

WASHINGTON TRUST BANCORP, INC.
2003 STOCK INCENTIVE PLAN
NONQUALIFIED STOCK OPTION
STATEMENT OF TERMS AND CONDITIONS OF OPTION
This Statement of Terms and Conditions (the “Statement) supplies the terms and conditions of a grant of a nonqualified stock option (the “Option”) under the Washington Trust Bancorp, Inc. 2003 Stock Incentive Plan (the “Plan” of the “Corporation”) unless any specific grant or award explicitly states to the contrary. The Option shall be subject to the provisions of the Plan, this Statement and the Certificate.
1.Vesting.
This Option shall become vested and exercisable in accordance with the schedule set forth on the Certificate, provided in each case that the Grantee is then, and since the Grant Date has continuously been, employed by the Company or its Subsidiaries. Notwithstanding the Certificate provisions regarding the vesting and exercisability of any option shares in installments, this Option shall become immediately exercisable prior to the vesting date set forth on the Certificate in the following circumstances:
(a)In the event of a Change in Control of the Company (as defined in the Company’s 2003 Stock Incentive Plan), any portion of this Option that has not previously been forfeited shall immediately vest; provided that the Grantee is then employed by the Company or its Subsidiaries.
(b)In the event of the Grantee’s death, any portion of this Option that has not previously been forfeited shall immediately vest; provided that the Grantee was employed by the Company or its Subsidiaries immediately prior to the date of death.
(c)Upon the Retirement of the Grantee prior to the Vesting Date, the Grantee shall vest in a number of his Option Shares determined by multiplying the number of Options Shares credited to the Grantee by a fraction, the numerator of which shall be the number of full months from the Grant Date to the date of the Grantee’s Retirement and the denominator of which shall be ________. For purposes of this Statement, “Retirement” shall mean the Grantee’s termination of employment with the Company or a Subsidiary after attaining age 65 or after attaining age 55 with at least ten years of service.
2.Termination.
(a)This Option shall terminate and be of no force or effect as of the earliest of the following:

(i)	The Expiration Date;

(ii)
Three years after the termination of the Optionee’s employment by reason of the Optionee’s death, Permanent Disability (as defined in §22(e)(3) of the Internal Revenue Code of 1986, as amended (the “Code”)) or the Optionee’s retirement with the consent of the Corporation; and during such three-year period, the Optionee or the Optionee’s executor, administrator, legatees or distributees, as the case may be, shall have the right to exercise the Option to the extent the right to exercise the same had accrued but had not been exercised prior to the Optionee’s termination of employment; or

(iii)	The date of the termination of the Optionee’s employment for any other reason.
Notwithstanding the foregoing, in the case of termination for cause, the ability to exercise this Option shall terminate on the date of termination of employment and may be terminated on such earlier date as the Corporation may specify, and such date may be set so as to prevent the Optionee from further exercising any portion of such Option.
Upon the Optionee’s termination of employment, any portion of this Option that is not exercisable at such time shall immediately terminate and be of no force or effect.
(b)The Committee, as defined in the Plan, shall have discretion to determine whether any termination of the Optionee’s employment by the Corporation is to be considered as for cause, or as retirement with the consent of the Corporation for the purposes of this Option and this Statement and whether an authorized leave of absence on military or government service or otherwise shall constitute a termination of employment for the purposes of this Option or this Statement. Any determination made by the Committee with respect to any matter referred to in this Section 2 shall be final and conclusive on all persons affected thereby. Employment by the Corporation shall be deemed to include employment of the Optionee by, and to continue during any period in which the Optionee is in the employment of, a subsidiary of the Corporation.

3.Nontransferability; Persons Able to Exercise.
This Option may not be transferred other than by will or the laws of descent and distribution. During the life of the Optionee, only the Optionee may exercise the Option. If the Optionee dies while still affiliated with the Corporation, or during the period specified in Section 2, this Option may be exercised by his executors, administrators, legatees or distributees, provided that such person or persons comply with the provisions of the Certificate, this Statement, and the Plan applicable to the Optionee.
4.Method of Exercising Option.
The Option may be exercised, in whole or in part, by written notice to the Chief Human Resources Officer of the Corporation, on any business day, specifying the number of shares which the Optionee wishes to purchase and including payment of the Option Exercise Price as provided below, provided that the Corporation, in its discretion, may modify or augment these requirements as provided in Section 8 of this Statement, or where appropriate because a person other than the Optionee is exercising the Option pursuant to Section 3. In the event this Option is exercised by any person other than the Optionee, the notice shall be accompanied by appropriate proof of the right of such person to exercise the Option. The written notice specified in this Section must be accompanied by payment of the Option Exercise Price for the shares being purchased in United States dollars in cash or by certified check, bank draft or money order payable to the order of the Corporation. If approved by the Committee, in its sole discretion, payment may also be made as follows:
(a)through the delivery (or attestation as to the ownership) of shares of Stock, valued at Fair Market Value on the exercise date, that have been purchased by the Optionee on the open market or that have been beneficially owned by the Optionee for at least six months and are not then subject to restrictions under any Corporation plan; or
(b)by the Optionee delivering to the Corporation a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Corporation cash or a check payable and acceptable to the Corporation to pay the purchase price; provided that in the event the Optionee chooses to pay the purchase price as so provided, the Optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure; or
(c)by any combination of the foregoing.
In the event the Optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the Optionee upon the exercise of the Option shall be net of the number of shares attested to. For purposes of this Section 4, the Fair Market Value of Stock so delivered or utilized shall be the fair market value of the Stock as determined in the manner established by the Corporation from time to time.
As soon as practical after receipt of this notice and payment, the Corporation shall deliver a certificate or certificates or form of certificate representing the Option Shares registered in the name of the person or persons exercising such Option. All shares purchased upon the exercise of this Option and payment of the full Option Exercise Price will be fully paid and nonassessable.
Notwithstanding anything to the contrary contained herein, this Option shall not be exercised for the purchase of fewer than 50 shares or all shares to which the Option is currently exercisable if such number is less than 50.

5.Change of Control.
If the Corporation is merged into or consolidated with another corporation under circumstances where the Corporation is not the surviving corporation, or if the Corporation is liquidated or sells or otherwise disposes of all or substantially all of its assets to another corporation while unexercised options remain outstanding under the Plan after the effective date of such merger, consolidation or sale, as the case may be, the Optionee shall be entitled, upon exercise of this Option, to receive in lieu of shares of Stock, shares of such stock or other securities as the holders of shares of Stock received pursuant to the terms of the merger, consolidation or sale.
6.No Rights Other Than Those Expressly Created.
Neither this Option, nor the Certificate, nor this Statement, nor the Plan, nor any action taken hereunder shall be construed as (i) giving the Optionee any right to be retained in the employ of, or continue to be affiliated with, the Corporation, (ii) giving the Optionee any equity or interest of any kind in any assets of the Corporation, or (iii) creating a trust of any kind or a fiduciary relationship of any kind between the Optionee and the Corporation. As to any claim for any unpaid amounts under this Option or this Statement, any person having a claim for payments shall be an unsecured creditor. The Optionee shall not have any of the rights of a stockholder with respect to any Option Shares until such time as this Option has been exercised and Option Shares have been issued.
7.Compliance with Laws.
(a)Withholding of Taxes. Pursuant to applicable federal, state, local or foreign laws, the Corporation may be required to collect or withhold income or other taxes from the Optionee upon the grant of an Option, the exercise of an Option, or at some other time. The Corporation may require, as a condition to the exercise of this Option, or demand, at such other time as it may consider appropriate, that the Optionee pay the Corporation the amount of any taxes which the Corporation may determine is required to be collected or withheld, and the Optionee shall comply with the requirement or demand of the Corporation. Such required tax withholding obligations may be paid in whole or in part by shares of Stock retained from the exercise of the Option creating the tax obligations valued at their Fair Market Value (determined as provided in Section 4 hereof) on the date of payment.
(b)Securities Law Compliance. Upon exercise (or partial exercise) of this Option, the Optionee shall make such representations and furnish such information as may, in the opinion of counsel for the Corporation, be appropriate to permit the Corporation to issue or transfer the Option Shares in compliance with the provisions of applicable federal or state securities laws. The Corporation, in its discretion, may postpone the issuance and delivery of Option Shares upon any exercise of this Option until completion of such registration or other qualification of such shares under any federal or state laws, or stock exchange listing, as the Corporation may consider appropriate. The Corporation may require that, prior to the issuance or transfer of the Option Shares upon exercise of this Option, the Optionee enter into a written agreement to comply with any restrictions on subsequent disposition that the Corporation deems necessary or advisable under any applicable federal and state securities laws. Certificates of Stock issued hereunder may be legended to reflect such restrictions.
(c)General. No Option Shares shall be issued upon exercise of this Option unless and until the Corporation is satisfied, in its sole discretion, that there has been compliance with all legal requirements applicable to the issuance of such Option Shares.
8.Miscellaneous.
(a)Amendment. This Option may only be modified or amended by a writing signed by both parties, unless the Committee determines that the proposed modification or amendment would not materially and adversely affect the Optionee, in which case the Optionee’s consent shall not be required for such modification or amendment.
(b)Notices. Any notices required to be given under this Option or this Statement shall be sufficient if in writing and if hand-delivered or if sent by first class mail and addressed as follows:

if to the Corporation:
Washington Trust Bancorp, Inc.
23 Broad Street
Westerly, Rhode Island 02891
Attention: Chief Human Resources Officer
if to the Optionee:
at the address maintained in the Corporation’s payroll records or to such other address as either party may designate under the provisions hereof.
(c)Applicable Law. All rights and obligations under this Option and this Statement shall be governed by the laws of the State of Rhode Island.
(d)Definitions. All capitalized terms used herein and not otherwise defined shall have the respective meaning set forth in the Plan.